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                                                                   EXHIBIT 23.1

                       [Letterhead of Ernst & Young LLP]

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 9, 1998 (except Note 2, as to which the date is March 12, 1998), in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of WAM!NET, Inc. for the registration of $208,530,000 of 13 1/4% Senior Discount Notes due 2005, Series B.

s/ Ernst & Young LLP

Minneapolis, Minnesota

July 10, 1998